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As filed with the Securities and Exchange Commission on
September 19, 1996
                                                   Registration No. 333-


SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

F O R M S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

VWR SCIENTIFIC PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)

     Pennsylvania                                      91-1319190
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

1310 Goshen Parkway
West Chester, Pennsylvania 19380
(Address of principal executive offices)  (Zip Code)

VWR Corporation 1995 Stock Incentive Plan
(Full title of the plan)

David M. Bronson
Senior Vice President Finance and Secretary
VWR Scientific Products Corporation
1310 Goshen Parkway
West Chester, Pennsylvania 19380
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
(610)431-1700

Please send copies of all communications to:

Thomas E. Wood, Esquire
Drinker Biddle & Reath
Suite 300
1000 Westlakes Drive
Berwyn, PA  19312

CALCULATION OF REGISTRATION FEE

 Title of     Amount of                         Proposed
securities   shares to     Proposed maximum      maximum      Amount of
  to be         be          offering price     aggregate     registration
registered   registered(1)  per share(2      offering price    fee(2)

Common Stock   2,000,000    940,000 @ $12.00   $11,280,000     $9,896.59
   par value                189,000 @ $13.25     2,504,250
   $1.00                    871,000 @ $17.125   14,915,875


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(1)   Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). The price is determined based upon the price at which options may be exercised for those options granted as of September 19,1996 ($12.00 and $13.25) and $17.125,
      computed based upon the average of the high and low prices reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on September 16, 1996.



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PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            There are incorporated herein by reference the following documents:

            1.   The Annual Report on Form 10-K of VWR Scientific
                 Products Corporation (the Registrant) for the fiscal year ended December 31, 1995;

            2. The Quarterly Reports on Form 10-Q of the Registrant for the quarterly periods ended March 31, 1996 and June 30, 1996;

            3. The description of the Registrants Common Stock contained in the Form 10 of the Registrant filed under the Securities Exchange Act of 1934 (the Exchange
                 Act)on January 10, 1986 (file no. 0-14139)(registering the Registrants Common Stock and containing a description thereof), including any amendment or report filed for the purpose of updating such description; and

            4. The description of the Rights attached to the Registrants Common Stock contained in the Form 8-A of the Registrant filed under the Exchange Act on May 23, 1988(registering theRights attached to the Registrants Common Stock and containing a description of such Rights and the Rights Agreement of the Registrant and the Rights Agent named therein), including any amendment or report filed for the purpose of updating such description.


     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the Exchange Act) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of each such report or other document.

Item 4.     Description of Securities.

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.

            Article XIV of the Registrants Amended and Restated Articles of Incorporation eliminates the personal liability of a director for


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monetary damages for any action taken, or failure to take any action, to the fullest extent permitted by the Pennsylvania Business Corporation Law
(PBCL).

Section 6.1 of the Registrants Bylaws provides for indemnification by the Registrant of each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or, being or having been such a director or officer, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent not prohibited by PBCL, public policy, or other applicable law.

            In addition, the Registrant has purchased an insurance policy which, subject to certain restrictions and exclusions, provides insurance to the Registrants directors and officers against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from acts or failures to act while serving as directors and officers of the Registrant.

            The PBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that the person is or was a representative of the corporation (or is or was serving at the request of the corporation as a representative of another corporation) against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            The PBCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a threatened, pending or completed derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that such person is fairly and resonably entitled to indemnity for such expenses which such court shall deem proper.

             The PBCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors vote, shareholders vote, agreement or otherwise; provided that the indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness


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             The PBCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability as described above.

Item 7.     Exemption from Registration Claimed.

            Not Applicable.

Item 8.     Exhibits.

            Exhibit 4.1     The VWR Corporation 1995 Stock Incentive
                            Plan.

            Exhibit 4.2 The Rights Agreement dated May 20, 1988 between the Registrant and The First Jersey National Bank.

            Exhibit 4.2(a) Amendment to the Rights Agreement dated May 20,1988 between the Registrant and The First Jersey National Bank.

		Exhibit 4.2(b)  Amendment No. 1, dated as of February 23,
                            1995, to the Rights Agreement,dated May 20,
                            1988, between VWR Corporation and First
                            Interstate Bank of Washington, N.A.,
                            successor to The First Jersey National Bank.

            Exhibit 5       Opinion of Drinker Biddle & Reath, counsel to
                            Registrant

            Exhibit 23.1 Consent of Ernst & Young LLP, independent auditors

            Exhibit 23.2    Consent of Drinker Biddle & Reath(included in
                            Exhibit 5)

            Exhibit 24      Power of Attorney

Item 9.     Undertakings.

            The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the Securities Act);

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in


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the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Chester, Pennsylvania, on September 19, 1996.


                               VWR SCIENTIFIC PRODUCTS CORPORATION



                                By: s/Jerrold B. Harris
                                    Jerrold B. Harris
                                    President and Chief Executive Officer


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     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                    Date

s/Jerrold B. Harris           President and Chief      September 19, 1996
Jerrold B. Harris             Executive Officer
                             (Principal Executive Officer)

s/David M. Bronson            Senior Vice President    September 19, 1996
David M. Bronson              Finance (Principal
                              Financial Officer)

James W. Bernard      *       Director                 September 19, 1996
James W. Bernard

Richard E. Engebrecht *       Director                 September 19, 1996
Richard E. Engebrecht

Wolfgang Honn         *       Director                 September 19, 1996
Wolfgang Honn

Dieter Janssen        *       Director                 September 19, 1996
Dieter Janssen

Alfred J. Koch        *       Director                 September 19, 199
Alfred J. Koch

Stephen J. Kunst      *       Director                 September 19, 1996
Stephen J. Kunst

Curtis P. Lindley     *       Director                 September 19, 1996
Curtis P. Lindley

Edward A. McGrath, Jr.*       Director                 September 19, 1996
Edward A. McGrath, Jr.

Donald P. Nielsen     *       Director                 September 19, 1996
Donald P. Nielsen

N. Stewart Rogers     *       Director                 September 19, 1996
N. Steward Rogers

Dr. Harold Schroder   *       Director                 September 19, 1996
Dr. Harold Schroder

Walter W. Zywottek    *       Director                 September 19, 1996
Walter W. Zywottek



*By:s/Jerrold B. Harris
    Jerrold B. Harris
    Attorney-in-fact


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DOCUMENT HEADER
DOCUMENT DESCRIPTION EXHIBIT INDEX
DOCUMENT TYPE 2
COUNT 1
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EXHIBIT INDEX


Exhibit No.       Title

   4.1            The VWR Corporation 1995 Stock Incentive Plan

   4.2 Rights Agreement dated May 20,1988 between the Registrant and The First Jersey National Bank (Incorporated by reference to Exhibit 1 of the Registrants Form 8-A filed on May 23, 1988)

   4.2(a) Amendment to the Rights Agreement dated May 20, 1988 between the Registrant and The First Jersey National Bank (Incorporated by reference to the Registrants Form 8 dated June 14, 1988)

   4.2(b) Amendment No. 1, dated as of February 23, 1995, to the Rights Agreement, dated May 20, 1988, between VWR Corporation and First Interstate Bank of Washington, N.A., successor to the First Jersey National Bank (Incorporated by reference to Exhibit 4 of the Registrants Form 8-K dated as of February 23,1995)

   5.             Opinion of Drinker Biddle & Reath, counsel to
                  Registrant

   23             Consent of Ernst & Young LLP, independent auditors

   23.2           Consent of Drinker Biddle & Reath (included in
                  Exhibit 5)

   24             Power of Attorney